As Filed With the Securities and Exchange Commission on May 19, 2017

Registration No. 333-214200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

Post-Effective Amendment No. 2

to Form S-4

on Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

82-1161432

(IRS Employer Identification Number)

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

(336) 331-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Castaneda

Chief Financial Officer

Primo Water Corporation

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

(336) 331-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Please send copies of all communications to:

Sean M. Jones

K&L Gates LLP

214 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

(704) 331-7400

_____________________

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer ☑
Non-accelerated filer □	Smaller reporting company □
(do not check if a smaller reporting company)	Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(A)(2)(B) of the Securities Act.      ☐

The Registrant hereby amends this Post-Effective Amendment No. 2 to Form S-4 on Form S-3 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 2 to Form S-4 on Form S-3 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Post-Effective Amendment No. 2 to Form S-4 on Form S-3 shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Primo Water Corporation, a Delaware corporation (the “Company” or the “Registrant”), files this Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 on Form S-3 (File No. 333-214200) (the “Registration Statement”) as the successor registrant to Primo Water Operations, Inc. (formerly known as “Primo Water Corporation”), a Delaware corporation and the former publicly-traded parent of the Company (the “Predecessor”), pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the reorganization of the Predecessor into a new holding company structure (the “Reorganization”).

To effect the Reorganization, the Predecessor formed the Company and in turn caused the Company to form New PW Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”). The Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law by the merger of Merger Sub with and into the Predecessor (the “Merger”). The Predecessor survived the Merger as a direct, wholly owned subsidiary of the Company and each outstanding share of capital stock of the Predecessor was converted in the Merger into a share of capital stock of the Company having the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the share of the Predecessor’s capital stock being converted. The Company is deemed to be the successor issuer of the Predecessor under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with paragraph (d) of Rule 414 of the Securities Act, the Company hereby expressly adopts the Registration Statement as its own registration statement (except as specifically amended by this Post-Effective Amendment No. 2) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. No changes are being made hereby to the prospectus which forms a part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of Post-Effective Amendment No. 1 to Form S-4 on Form S-3, File No. 333-214200, filed with the Commission on May 18, 2017.

Item 15. Indemnification of Directors and Officers.

The information set forth in this item is incorporated by reference from Item 15 of Post-Effective Amendment No. 1 to Form S-4 on Form S-3, File No. 333-214200, filed with the Commission on May 18, 2017.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 19, 2017.

PRIMO WATER CORPORATION

By:	/s/ Billy D. Prim
	Name:	Billy D. Prim
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on May 19, 2017:

Signature	Title

/s/ Billy D. Prim	Chairman, Chief Executive Officer and Director
Billy D. Prim	(Principal Executive Officer)

/s/ Mark Castaneda	Executive Vice President and Chief Financial Officer
Mark Castaneda	(Principal Financial Officer)

/s/ David J. Mills	Vice President of Finance
David J. Mills	(Principal Accounting Officer)

*	Director
Richard A. Brenner

*	Director
Susan E. Cates

*	Director
Jack C. Kilgore

*	Director
Malcolm McQuilkin

/s/ Charles A. Norris	Director
Charles A. Norris

/s/ Matthew Sheehan	Director
Matthew Sheehan

*	Director
David L. Warnock
* By: /s/ David J. Mills David J. Mills Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Operations, Inc., Primo Subsidiary Inc., Glacier Water Services, Inc. and David Shladovsky, as stockholder representative (incorporated by reference to Exhibit 2.1 the Registrant’s Current Report on Form 8-K filed on October 11, 2016).

2.2

Agreement and Plan of Merger, dated as of May 18, 2017, by and among Primo Water Operations, Inc., Primo Water Corporation and New PW Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.1

Sixth Amended and Restated Certificate of Incorporation of Primo Water Operations, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-173554) filed on May 31, 2011).

3.2

Amendment to Sixth Amended and Restated Certificate of Incorporation of Primo Water Operations, Inc. (contained in Certificate of Merger) (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.3	Amended and Restated Bylaws of Primo Water Operations, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 16, 2010).

3.4	Amendment to Amended and Restated Bylaws of Primo Water Operations, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2017).

3.5	Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.6	Bylaws of Primo Water Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Primo Water Corporation (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-200016) filed on May 19, 2017).

4.1	Specimen Certificate representing shares of common stock of Primo Water Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 19, 2017).

4.2

Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (File No. 333-200016) filed on November 7, 2014).

4.3

Form of Warrant Agreement between Primo Water Operations, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-214200) filed on October 24, 2016).

4.4

Amendment No. 1 to Warrant Agreement between Primo Water Operations, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2017).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of BDO USA, LLP (filed herewith).

23.2	Consent of RSM US LLP (filed herewith).

23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (previously filed).